Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in the foregoing Registration Statement on Form S-1 of our report dated May 15, 2019, relating to the financial statements of Ubid Holdings, Inc. as of December 31, 2018 and 2017 and for the years then ended. We also consent to the reference to our firm under the caption “Experts”.

Weinberg & Company, P.A.

Los Angeles, California

June 13, 2019